EXHIBIT 99.2
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A. M. Castle & Co.
Operations Realignment Plan

January 2013

NYSE: CAS

Forward Looking Statements

Information provided and statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the company assumes no obligation to update the information included in this release. Such forward-looking statements include, but are not limited to, statements concerning our possible or assumed future results of operations, and our expectations and estimates relating to restructuring activities, including restructuring charges and timing of cash payments related thereto, and operational flexibility, savings, and efficiencies from such restructuring actions. These statements often include words such as "believe," "expect," "anticipate," "intend," "aim," "plan," or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these risk factors, see the risk factors identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and quarterly reports for fiscal 2012. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Our Plans for Growth | Overview

Market Focus	• Reinforce sales focus in targeted end-markets to drive revenue growth • Realign our supply chain and procurement functions to enhance purchasing leverage and deliver customer solutions
Operating Efficiency and Cost Reduction	• Realign our facility footprint to improve on-time delivery and drive operating efficiencies • Restructure back office and administrative functions to reduce complexity and lower costs

Our Plans for Growth | Goals and Actions

Goals	Action Steps	IMPACT
Vertical sales teams	• Replace Commercial Units with sales teams focused on our three end markets – Aerospace, Industrial, and Oil & Gas • Implement enhanced sales incentive program	**Untether sales team**, bring sales team closer to customer, operations better coordinated and more cost efficient
Operating functions	• Assign new group leadership over operations and procurement • Implement Continuous Improvement program for consistency and improved on-time delivery	**Leverage purchasing power** and optimize overall inventory carrying levels
Realign facility footprint	• Planned consolidation of five metals facilities into existing network	**Reorganize and improve** select operating functions and enable better service to customers
Corporate streamlining	• Restructure back office and shared services functions to eliminate redundancies and focus on continuous improvement	**Reduce overall cost** of these services

Timing: With the exception of certain branch consolidation activity, the restructuring actions will be substantially completed in Q1 2013.

New Vertical Sales and Support Structure

Vertical sales teams and consolidated support functions to drive better service to customers, greater flexibility and improved coordination.



Aerospace



Oil & Gas



Industrial

Centralized Sales Support and Procurement Team

Profit Improvement Goal

$33 million of identified run-rate improvements to be implemented in 2013.

$10M	**Branch realignment**	• Plan to consolidate five branches into existing network in 1H 2013 • Consolidate selected operations functions
$5M	**Corporate streamlining**	• Centralize activities in finance, HR, and IT • Reorganize marketing and sales management structures
$6M	**Strategic sourcing**	• Continue to leverage purchasing opportunities in non-metal costs such as transportation, freight, and outside services
$12M	**Gross margin enhancement**	• Leverage metal sourcing and strategic pricing opportunities

Total profit improvement goal: $33 million

Approximately $10M of pre-tax charges will be incurred for severance, facility shut-down costs and related items.

Those charges will be taken primarily in Q1 and Q2 of 2013.

Organizational Objectives

Customer Centric


Castle
Metals

More focused than ever on the customer

Nimble Business



Faster and easier to do business with

Highly Competitive


A. M. Castle & Co.
CAS
NYSE

Highly competitive in our end markets

Engaged Employees



Earn a reputation for employees who share ideas, best practices and process improvements

Path to sales and earnings growth.

Financial and Operating Targets



Lower Operating Expenses

20% operating expenses* by 2014

(*percentage of sales)


Castle Metals Aerospace

On-Time Delivery

Continue to improve **on-time delivery**



Lower Days Sales in Inventory

<150 days by 2013

120 days by 2014



Higher Operating Profits

10% operating profit in normal market conditions

Commitment to increasing shareholder value.

Thank You

NYSE: CAS